Exhibit 21

                                Subsidiaries of the Registrant

        Listed below are the major subsidiaries of the Company, including equity investees, each of which is in the consolidated financial statements of the Company and its Subsidiaries, and the percentage of ownership by the Company (or if indented, by the subsidiary under which it is listed). Subsidiaries omitted from the list would not, if aggregated, constitute a significant subsidiary:

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                                                            Jurisdiction of      Securities
Name of Subsidiary                                           Incorporation       Ownership
------------------                                          ---------------      ---------
Denver Newspapers, Inc.                                       Delaware                 40%
Garden State Paper Company, Inc.                              Virginia                100%
Media General Business Communications, Inc.                   Virginia                100%
Media General Cable of Fairfax County, Inc.                   Virginia                100%
Media General Cable of Fredericksburg, Inc.                   Virginia                100%
Media General Communications, Inc.                            Delaware                100%
    Media General Newspapers, Inc.                            Delaware                100%
    Media General Broadcasting, Inc.                          Virginia                100%
        MG Broadcasting of Birmingham, Inc.                   Alabama                 100%
        Media General Broadcasting of Montgomery, Inc.        Alabama                 100%
Media General Financial Services, Inc.                        Virginia                100%
Mega Advertising, Inc.                                        Virginia                100%
NES II, Inc.                                                  Virginia                100%
Piedmont Publishing Company, Inc.                             North Carolina          100%
Richmond Newspapers, Inc.                                     Virginia                100%
The Tribune Company                                           Florida                 100%
Virginia Newspapers, Inc.                                     Virginia                100%
Virginia Paper Manufacturing Corp.                            Virginia                100%
    Southeast Paper Manufacturing Co.
             (Partnership)                                    Georgia               33.33%

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